
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders
                                                              Ending
Class        Interest        Principal     Losses            Balance
A-1        5085732.55      63489419.56          0       119994580.44
A-2         1886178.6                0          0           56388000
A-3        1637250.12                0          0           47183000
A-4         546841.98                0          0           15404000
A-5         735861.18                0          0           20133000
A-6            452175                0          0           12058000
A-7        1396940.82                0          0           38912000

